Microfilm Number
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Filed with the Department of State on April 16, 1997
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Entity Number
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                                  -------------------------------
                                    Secretary of the Commonwealth



             ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                            DSCB:15-1915 (Rev 91)


 In compliance with the requirements of 15 Pa. C.S. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The name of the corporation is:        CFM Technologies, Inc.
                                           ----------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):


 (a)  1381 Enterprise Drive, West Chester, PA   19380     Chester
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        Number and Street       City     State   Zip      County

 (b)  c/o
         ----------------------------------------------------------
         Name of Commercial Registered Office Provider  County

 For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is:
         Pa. Business Corporation Law of 1988, as amended.
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4.  The date of its incorporation is:  11/1/94
                                       -------

5.  (Check, and if appropriate complete, one of the following):

   X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     The amendment shall be effective on:--------- at ---------
                                           Date          Hour

6. (Check one of the following):

   X   The amendment was adopted by the shareholders (or members)
       pursuant to 15 Pa.C.S. 1914        (a) and (b).

      The amendment was adopted by the board of directors pursuant to 15 Pa. C.S.1914 (c).

7. (Check, and if appropriate complete, one of the following):

     The amendment adopted by the corporation, set forth in full, is as follows:



   X The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.


(Check if the amendment restates the Articles):

      The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

  IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized
officer thereof this   27 day of    March  , 1997 .



                                         CFM TECHNOLOGIES, INC
                                         ---------------------
                                         (Name of Corporation)


                                         BY:Lorin J. Randall
                                         -------------------

                                         TITLE:Secretary
                                         -------------------


                                  EXHIBIT A

                                      TO
                            ARTICLES OF AMENDMENT
                                      OF
                            CFM TECHNOLOGIES, INC.



The Address of the Corporation's Registered Address is this Commonwealth is hereby changed to:


                1336 Enterprise Drive
                West Chester, Pennsylvania 19380
                Chester County


Article 6(a) of the Corporation's Articles of Incorporation is hereby amended in its entirety to read in full as follows:

      "6. (a)   The aggregate number of shares which the Corporation shall have authority to issue is Thirty-One Million (31,000,000) shares, to be divided into Thirty Million (30,000,000) shares of Common Stock, no par value per share, and One Million (1,000,000) shares of Preferred Stock, no par value per share."